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                                                                    EXHIBIT 99.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1, dated as of March 18, 2000 (the "AMENDMENT"), to the RIGHTS AGREEMENT, dated as of August 22, 1995 between HADCO CORPORATION, a Massachusetts corporation (the "COMPANY"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Rights Agent (the "RIGHTS AGREEMENT"). All terms not otherwise defined herein shall have the meanings given such terms in the Rights Agreement.

                              W I T N E S S E T H:

     WHEREAS, on August 22, 1995, the Board of Directors of the Company (the "BOARD") authorized and declared a dividend distribution with respect to each share of Common Stock of the Company (the "COMMON STOCK") outstanding as of the close of business on September 11, 1995 constituting the right to purchase one share of Common Stock of the Company, as reflected in the Rights Agreement; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may cause the Rights Agreement to be amended at any time prior to the Final Amendment Date (as defined in the Rights Agreement) without the approval of any holders of certificates representing shares of Common Stock; and

     WHEREAS, on March 18, 2000, the Board authorized and approved the amendment of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. The last sentence of Section 2 shall be amended and restated in its entirety as follows:

          "The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent."

     2. The first sentence of Section 3(a) shall be amended and restated in its entirety as follows:

          "Until the earliest of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or the Close of Business on the twentieth day after the Stock Acquisition Date as it relates to the acquisition of shares of


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          Common Stock by J. & W. Seligman & Co. Incorporated, William C. Morris
          and Seligman Communications & Information Fund, Inc. as disclosed in their Schedule 13G/A (Amendment No. 7) filed with the Securities and Exchange Commission on March 9, 2000) (or, if the aforesaid tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such specified or unspecified later date on or after the Record Date as may be determined by action of a majority of the Continuing Directors, after the date that a tender offer or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof for the maximum number of shares that may be purchased thereunder, such Person would be the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding or (iii) the Close of Business on the tenth Business Day after an Adverse Person Event (the earliest of (i), (ii) and (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and
          (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

     3. Except as amended hereby, the Rights Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.

Attest:                                   HADCO CORPORATION

By: /s/ Patricia Randall                  By: /s/ F. Gordon Bitter
   --------------------------------          ---------------------------------
    Name:  Patricia Randall                   Name:  F. Gordon Bitter
    Title: Vice President                     Title: Senior Vice President and
                                              Chief Financial Officer

Attest:                                   FLEET NATIONAL BANK (As successor
                                          to The First National Bank of Boston)

By: /s/ Stephen M. Plefka                 By: /s/ Carol A. Mulvey-Eori
   --------------------------------          ---------------------------------
    Name:  Stephen M. Plefka                  Name:  Carol A. Mulvey-Eori
    Title: Senior Account Manager             Title: Managing Director